EXHIBIT 99.1

Press Release

Date:	June 16, 2009	Contact:	Richard J. Harris
For Release:	Immediately	Telephone:	(441) 292-3645
NASDAQ ISSUES COMPLIANCE LETTER TO ENSTAR GROUP LIMITED
     Hamilton, Bermuda — June 16, 2009 — Enstar Group Limited (Nasdaq:ESGR) announced today that on June 15, 2009 it received a letter from the NASDAQ Listing Qualifications Department indicating that Enstar now complies with the independent director requirements for continued listing on NASDAQ. The letter followed Enstar’s letter to NASDAQ informing it that Enstar’s shareholders had elected Charles T. Akre, Jr. to the Board of Directors at the Annual General Meeting held on June 9, 2009. Mr. Akre is an independent director under the NASDAQ Marketplace Rules and, as a result of his election, Enstar’s Board of Directors now consists of a majority of independent directors. Enstar regained compliance within the cure period provided by NASDAQ.
     Enstar, a Bermuda company, acquires and manages insurance and reinsurance companies in run-off and provides management, consultancy and other services to the insurance and reinsurance industry.
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